Framework Agreement of Land Transfer

Party A: The People’s Government of Mashan Town, Changqing District
Party B: Shandong Sino-Green TCM Tech Development Co., Ltd.

In accordance with the Law of the People’s Republic of China on Land Contract in Rural Areas, Measures for the Administration of Circulation of Rural Land Contracted Management Right and Measures on Implementing ‘the People’s Republic of China on Land Contract in Rural Areas in Shandong Province, and relevant laws, regulations and national policies, Party A and Party B reached the Contract through negotiation based on the principle of fairness, volunteer and value, to speed up the construction process of TCM herbs planting base of Party B.

I.	Status and purpose of transferred land

1.	Purpose of transferred land
Party A transfers 12 administrative villages in Mashan Town totaling 2142.345 Chinese mu (352.9 acres) with operation right to Party B for the construction, production and operation of TCM herbs planting base.
2.	Term of transfer
The term of transfer is 30 years.
3.	Land transfer cost and payment way
The transfer cost shall be turned into the wheat yield, which shall be converted into the cash according to the local wheat market purchase price: For dry land, it shall be converted with 600 jin wheat per Chinese mu per year; for irrigable land, it shall be converted with 800 jin wheat per Chinese mu per year; it will make change for once every five year, and it shall regard the wheat purchase price issued by the state in May of the first year for each period as the base price. The wheat price is calculated by RMB 1.05 per jin from 2011 to 2015, namely, Party B shall pay the transfer cost of RMB 630 per Chinese mu for the dry land to Party A, and RMB 840 per Chinese mu for the irrigable land.
Note: The transfer cost for dry land in spring in 2011 of Party B shall be prepaid by the area of 2142.345 Chinese mu (352.9 acres) reported by Party A currently, and the land price is RMB 630 per Chinese mu, with the total amount of RMB 1.349677 million. The land area will be measured by Party B, and then it will make the settlement according to the actual situation. If it pays for extra, the extra part shall be deemed as the rent of newly-increased transfer land as the wheat harvest in summer.

II.	Rights and obligations of Party A

1.	Party A has right to receive the land transfer cost in accordance with the Contract, and take back the operation right of the land abiding by the Contract term.
2.
Party A has right to supervise Party B to reasonably utilize and protect the transfer land, and prevent Party B to damage the land and other agriculture resources; and it also has right to request Party B to compensate the losses caused herein.

3.	If the transfer land is expropriated, requisitioned and occupied, Party A has right to obtain the relevant land compensation right.

4.
Party A shall assist Party B to execute the land use right according to the Contract, and Party A shall not intervene in the normal production and operation activities of Party B; Party A shall provide stable social environment for the production and operation of Party B.

III.	Rights and obligations of Party B

1.
Patty B has the independent operation right, product disposal right and earning right of the transfer land, and it shall engage in the operation activities within the scope approved by state laws and regulations and policies.

2.
Party B has right to use the current water resource and build the water project within the scope of contracting land; it has the priority to use the current water facilities within the scope of contracting land and the future water facilities invested and constructed by the state.

3.	If the land is expropriated and occupied during the transfer period, Party B has right to obtain the relevant compensations for green crops and ground fixtures under construction.
4.	Party B shall pay the land transfer cost timely according to the Contract.
5.
Party B shall not independently change the agricultural purpose of the land, and it shall not abandon the land, waste the land, engage in the predatory operation, and cause the permanent damage of the land.

6.	After the land transfer period expires, Party B shall return the land to Party A timely; if the land needs to be used in continuity, Party B shall have the priority under the same conditions.
7.	Party B shall get the approval of Party A and the town government, and sign the written supplementary agreement if it intends to transfer entire or part of rights to the third party.
IV. Other matters
1.
During the lease term, if the contract needs to be terminated owing to force majeure factors, Party A or Party B has right to terminate the agreement. If Party A terminates the agreement in advance, it shall notify Party B before it puts into the production; if Party B terminates the agreement in advance, it shall notify Party A before it puts into the production, in order to avoid the economic loss.

2.
The disputes aroused herein shall be solved through negotiation; if it fails to be solved in this way, any party shall make lawsuits to the local people’s court or apply for arbitration in Jinan Arbitration Committee.

3.	This Contract will take effect from April 29, 2011.
4.	The unsettled matters herein shall be solved through negotiation. This Contract has two copies, with Party A and Party B holding one respectively.

Party A: The People’s Government of Mashan Town, Changqing District
Legal representative (signature): Xu Bing
Date: April 29, 2011

Party B: Shandong Sino-Green TCM Tech Development Co., Ltd.
Representative (signature): Lv Yanming
Date: April 29, 2011